PLAN OF REORGANIZATION AND TERMINATION

      THIS PLAN OF REORGANIZATION AND TERMINATION ("Plan") is adopted by VAN WAGONER FUNDS, INC., a Maryland corporation (the "Company"), on behalf of Van Wagoner Growth Opportunities Fund (the "Target") and Van Wagoner Emerging Growth Fund (the "Acquiring Fund"), each a segregated portfolio of assets (a "series") thereof (each sometimes referred to herein as a "Fund"). All agreements, covenants, actions, and obligations of each Fund contained herein shall be deemed to be agreements, covenants, actions, and obligations of the Company acting on its behalf, and all rights and benefits created hereunder in favor of each Fund shall inure to, and shall be enforceable by, the Company acting on its behalf.
      The Company is a corporation that is duly organized, validly existing, and in good standing under the laws of the State of Maryland and is duly registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company; and each Fund is a duly established and designated series thereof. The Company sells shares of common stock, par value $0.0001 per share, in the Funds (the "shares") to the public.
      The Company wishes to effect a reorganization described in section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the "Code") (all "section" references are to the Code, unless otherwise noted), and intends this Plan to be, and adopts it as, a "plan of reorganization" (within the meaning of the regulations under section 368(a) (the "Regulations")). The reorganization will consist of (1) the transfer of Target's assets to Acquiring Fund in exchange solely for shares in Acquiring Fund (the "Acquiring Fund Shares") and Acquiring
Fund's assumption of Target's liabilities, (2) the distribution of those shares pro rata to Target's shareholders in exchange for their shares in Target and in liquidation thereof, and (3) Target's termination (collectively, "Reorganization"), all on the terms and conditions set forth herein.
      The Company's Articles of Incorporation (the "Articles") permit it to vary its shareholders' investment. The Company does not have a fixed pool of assets -- each series thereof (including each Fund) is a managed portfolio of securities, and Van Wagoner Capital Management, Inc., each Fund's investment adviser (the "Adviser"), has the authority to buy and sell securities for it.
      The Company's Board of Directors (the "Board"), including a majority of its members who are not "interested persons" (as that term is defined in the 1940 Act) thereof, (1) has duly adopted and approved this Plan and the transactions contemplated hereby and (2) has determined that participation in the Reorganization is in the best interests of each Fund and that the interests of the existing shareholders thereof will not be diluted as a result of the Reorganization.
      Target's issued and outstanding shares are comprised of one class of shares (the "Target Shares"). Acquiring Fund's shares are also comprised of one class of shares - the Acquiring Fund Shares. The Funds' shares are identical to each other.

1.	PLAN OF REORGANIZATION AND TERMINATION
      1.1	Subject to the requisite approval of Target's
shareholders and the terms and conditions set forth herein,
Target shall assign, sell, convey, transfer, and deliver all of its assets described in paragraph 1.2 (the "Assets") to
Acquiring Fund.  In exchange therefor, Acquiring Fund shall -
      (a)	issue and deliver to Target the number of full
and fractional (rounded to the third decimal place)
Acquiring Fund Shares determined by dividing Target's net
value (computed as set forth in paragraph 2.1) by the net
asset value (computed as set forth in paragraph 2.2) (the
"NAV") of an Acquiring Fund Share; and
      (b)	assume all of Target's liabilities described in
paragraph 1.3 (the "Liabilities").
      Such transactions shall take place at the Closing (as
defined in paragraph 3.1).
      1.2	The Assets shall consist of all assets and property --
including all cash, cash equivalents, securities, commodities, futures interests, receivables (including interest and dividends receivable), claims and rights of action, rights to register shares under applicable securities laws, books and records, and deferred and prepaid expenses (other than unamortized organizational expenses) shown as assets on Target's books --
Target owns at the Valuation Time (as defined in paragraph 2.1).
      1.3	The Liabilities shall consist of all of Target's
liabilities, debts, obligations, and duties of whatever kind or nature existing at the Valuation Time, whether absolute,
accrued, contingent, or otherwise, whether known or unknown, whether or not arising in the ordinary course of business, and whether or not specifically referred to in this Plan.
Notwithstanding the foregoing, Target will endeavor to discharge all its known liabilities, debts, obligations, and duties before the Effective Time (as defined in paragraph 3.1).
      1.4	At or immediately before the Effective Time, Target
shall declare and pay to its shareholders one or more dividends and/or other distributions in an amount large enough so that it will have distributed substantially all (and in any event not less than 98%) of its (a) "investment company taxable income"
(within the meaning of section 852(b)(2)), computed without
regard to any deduction for dividends paid, and (b) "net capital gain" (as defined in section 1222(11)), after reduction by any capital loss carryforward, for the current taxable year through the Effective Time.
      1.5	At the Effective Time (or as soon thereafter as is
reasonably practicable), Target shall distribute the Acquiring
Fund Shares it receives pursuant to paragraph 1.1(a) to its shareholders of record determined at the Effective Time (each, a "Shareholder"), in proportion to their Target Shares then held of record and in constructive exchange therefor, and will
completely liquidate.  Such distribution shall be accomplished by the Company's transfer agent's opening accounts on Acquiring
Fund's shareholder records in the Shareholders' names and
transferring those Acquiring Fund Shares thereto.  Each
Shareholder's account shall be credited with the respective pro rata number of full and fractional (rounded to the third decimal place) Acquiring Fund Shares due such Shareholder. The aggregate NAV of Acquiring Fund Shares to be so credited to each Shareholder's account shall equal the aggregate NAV of the
Target Shares such Shareholder owned at the Effective Time. All issued and outstanding Target Shares, including any represented by certificates, shall simultaneously be canceled on Target's shareholder records. Acquiring Fund shall not issue certificates representing the Acquiring Fund Shares issued in connection with the Reorganization.
      1.6	As soon as reasonably practicable after distribution
of the Acquiring Fund Shares pursuant to paragraph 1.5, but in all events within six months after the Effective Time, Target shall be terminated as a series of the Company and any further actions shall be taken in connection therewith as required by applicable law.
      1.7	Any reporting responsibility of Target to a public
authority, including the responsibility for filing regulatory reports, tax returns, and other documents with the Securities and Exchange Commission (the "Commission"), any state securities commission, any federal, state, and local tax authorities, and any other relevant regulatory authority, is and shall remain its responsibility up to and including the date on which it is terminated.
      1.8	Any transfer taxes payable on issuance of Acquiring
Fund Shares in a name other than that of the registered holder on Target's shareholder records of the Target Shares actually or constructively exchanged therefor shall be paid by the person to whom those Acquiring Fund Shares are to be issued, as a condition of that transfer.

2.	VALUATION
      2.1	For purposes of paragraph 1.1(a), Target's net value
shall be (a) the value of the Assets computed immediately after the close of regular trading on the New York Stock Exchange (the "NYSE"), and the declaration of any dividends and/or other distributions, on the date of the Closing (the "Valuation
Time"), using the valuation procedures set forth in the
Company's then-current prospectus and statement of additional information and valuation procedures established by the Board, less (b) the amount of the Liabilities at the Valuation Time.
      2.2	For purposes of paragraph 1.1(a), the NAV per
Acquiring Fund Share shall be computed at the Valuation Time, using such valuation procedures.
      2.3	All computations pursuant to paragraphs 2.1 and 2.2
shall be made by the Company's administrator, and shall be subject to confirmation by the Company's independent registered public accounting firm.

3.	CLOSING AND EFFECTIVE TIME
      3.1	Unless the Company determines otherwise, all acts
necessary to consummate the Reorganization (the "Closing") shall be deemed to take place simultaneously as of immediately after the close of business (4:00 p.m., Eastern Time) on September 26,
2008 (the "Effective Time").  If at the Valuation Time (a) the
NYSE or another primary trading market for portfolio securities of either Fund (each, an "Exchange") is closed to trading or trading thereon is restricted or (b) trading or the reporting of trading on an Exchange or elsewhere is disrupted so that, in the Board's judgment, accurate appraisal of the value of either
Fund's net assets is impracticable, the Effective Time shall be postponed until the first business day after the day when such trading has been fully resumed and such reporting has been
restored.  The Closing shall be held at the Company's offices or at such other place as the Company determines.
      3.2	The Company shall direct the custodian of the Funds'
assets to deliver at the Closing a certificate of an authorized officer stating and verifying that (a) the Assets it holds will be transferred to Acquiring Fund at the Effective Time, (b) all necessary taxes in connection with the delivery of the Assets, including all applicable federal and state stock transfer stamps, if any, have been paid or provision for payment has been made, and (c) the information (including adjusted basis and
holding period, by lot) concerning the Assets, including all portfolio securities, transferred by Target to Acquiring Fund, as reflected on Acquiring Fund's books immediately after the
Closing, does or will conform to such information on Target's books immediately before the Closing.
      3.3	The Company shall direct its transfer agent to deliver
at the Closing (a) a list of the Shareholders' names and addresses, accompanied by the number of full and fractional
(rounded to the third decimal place) outstanding Target Shares owned by each Shareholder, at the Effective Time, certified by the Company's Secretary or Assistant Secretary, and (b) a certificate of an authorized officer as to the opening of accounts in the Shareholders' names on Acquiring Fund's shareholder records and a confirmation, or other evidence satisfactory to the Company, that the Acquiring Fund Shares to be credited to Target at the Effective Time have been credited to Target's account on those records.

4.	CONDITIONS PRECEDENT
      4.1	The Company's obligation to implement this Plan on
Acquiring Fund's behalf shall be subject to satisfaction of the following conditions at or before (and continuing through) the Effective Time:
      (a)	At the Effective Time, the Company, on Target's
behalf, will have good and marketable title to the Assets
and full right, power, and authority to sell, assign,
transfer, and deliver the Assets hereunder free of any
liens or other encumbrances (except securities that are
subject to "securities loans," as referred to in section
851(b)(2), or that are restricted to resale by their
terms), and on delivery and payment for the Assets, the
Company, on Acquiring Fund's behalf, will acquire good and marketable title thereto, subject to no restrictions on the full transfer thereof, including restrictions that might
arise under the Securities Act of 1933, as amended (the
"1933 Act");
      (b)	Target is not in material violation of, and the
adoption of this Plan and consummation of the
Reorganization will not conflict with or materially
violate, any provision of Maryland law, the Articles or the Company's By-Laws (collectively, the "Governing
Documents"), or any agreement, indenture, instrument,
contract, lease, or other undertaking (each, an
"Undertaking") to which the Company, with respect to Target
or on its behalf, is a party or by which it is bound, nor
will such adoption and consummation result in the
acceleration of any obligation, or the imposition of any
penalty, under any Undertaking, judgment, or decree to
which the Company, with respect to Target or on its behalf,
is a party or by which it is bound;
      (c)	All material contracts and other commitments of
or applicable to Target (other than this Plan and certain investment contracts, including options, futures, and forward contracts) will terminate, or provision for
discharge of any liabilities of Target thereunder will be
made, at or before the Effective Time, without either
Fund's incurring any liability or penalty with respect
thereto and without diminishing or releasing any rights the Company, on Target's behalf, may have had with respect to actions taken or omitted or to be taken by any other party
thereto before the Closing;
      (d)	No litigation, administrative proceeding, action,
or investigation of or before any court, governmental body,
or arbitrator is presently pending or, to the Company's
knowledge, threatened against the Company, with respect to
Target or any of its properties or assets attributable or
allocable to Target, that, if adversely determined, would materially and adversely affect Target's financial condition or the conduct of its business; and the Company,
on Target's behalf, knows of no facts that might form the
basis for the institution of any such litigation,
proceeding, action, or investigation and is not a party to
or subject to the provisions of any order, decree,
judgment, or award of any court, governmental body, or
arbitrator that materially and adversely affects Target's
business or its ability to consummate the transactions
herein contemplated;
      (e)	Target's statement of assets and liabilities
(including schedule of investments), statement of
operations, and statement of changes in net assets
(collectively, the "Statements") at and for the fiscal year
ended December 31, 2007, have been audited by Tait, Weller
& Baker LLP, an independent registered public accounting
firm ("Tait"), and are in accordance with generally
accepted accounting principles consistently applied
("GAAP"); and such Statements present fairly, in all
material respects, Target's financial condition at such
date in accordance with GAAP, and there are no known
contingent liabilities of Target required to be reflected
on a balance sheet (including the notes thereto) in
accordance with GAAP at such date that are not disclosed
therein;
      (f)	Since December 31, 2007, there has not been any
material adverse change in Target's financial condition,
assets, liabilities, or business, other than changes
occurring in the ordinary course of business, or any
incurrence by Target of indebtedness maturing more than one
year from the date such indebtedness was incurred; for
purposes of this subparagraph, a decline in NAV per Target
Share due to declines in market values of securities Target
holds, the discharge of Target liabilities, or the
redemption of Target Shares by its shareholders shall not constitute a material adverse change;
      (g)	All issued and outstanding Target Shares are, and
at the Effective Time will be, duly and validly issued and outstanding, fully paid, and non-assessable by the Company and have been offered and sold in every state and the
District of Columbia in compliance in all material respects
with applicable registration requirements of the 1933 Act
and state securities laws; all issued and outstanding
Target Shares will, at the Effective Time, be held by the
persons and in the amounts set forth on Target's
shareholder records, as provided in paragraph 3.3; and
Target does not have outstanding any options, warrants, or
other rights to subscribe for or purchase any Target
Shares, nor are there outstanding any securities
convertible into any Target Shares;
      (h)	At the Effective Time, all federal and other tax
returns, dividend reporting forms, and other tax-related
reports (collectively, the "Returns") of Target required by
law to have been filed by such time (including any
extensions) shall have been filed and are or will be
correct in all material respects, and all federal and other
taxes shown as due or required to be shown as due on such
Returns shall have been paid or provision shall have been
made for the payment thereof, and to the best of the
Company's knowledge, no such Return is currently under
audit and no assessment has been asserted with respect to
such Returns;
      (i)	Target is a "fund" (as defined in section
851(g)(2)); for each taxable year of its operation
(including the taxable year ending at the Effective Time),
Target has met (or for such year will meet) the
requirements of Part I of Subchapter M of Chapter 1 of the
Code ("Subchapter M") for qualification as a regulated
investment company ("RIC") and has been (or for such year
will be) eligible to and has computed (or for such year
will compute) its federal income tax under section 852; and
Target has no earnings and profits accumulated in any
taxable year in which the provisions of Subchapter M did
not apply to it;
      (j)	Target is in the same line of business as
Acquiring Fund is in, for purposes of section 1.368-1(d)(2)
of the Regulations, and did not enter into such line of
business as part of the plan of reorganization; from the
time the Board approved the transactions contemplated
hereby (the "Approval Time") through the Effective Time,
Target has invested and will invest its assets in a manner
that ensures its compliance with the foregoing and
paragraph 4.1(i); from the time it commenced operations
through the Effective Time, Target has conducted and will
conduct its "historic business" (within the meaning of such section) in a substantially unchanged manner; from the
Approval Time through the Effective Time, Target (1) has
not disposed of and/or acquired, and will not dispose of
and/or acquire, any assets (i) for the purpose of
satisfying Acquiring Fund's investment objective or
policies or (ii) for any other reason except in the
ordinary course of its business as a RIC and (2) has not
otherwise changed, and will not otherwise change, its
historic investment policies; and the Company believes,
based on its review of each Fund's investment portfolio,
that most of Target's assets are consistent with Acquiring
Fund's investment objective and policies, both at the date
hereof and at the Effective Time, and thus can be
transferred to and held by Acquiring Fund;
      (k)	At the Effective Time, at least 33 1/3% of Target's
portfolio assets will meet Acquiring Fund's investment
objective, strategies, policies, risks, and restrictions,
and Target did not and will not alter its portfolio in
connection with the Reorganization to meet such 33 1/3%
threshold;
      (l)	The Liabilities were incurred by Target in the
ordinary course of its business and are associated with the
Assets;
      (m)	At the Effective Time, Target will not be under
the jurisdiction of a court in a "title 11 or similar case"
(as defined in section 368(a)(3)(A));
      (n)	During the five-year period ending at the
Effective Time, (1) neither Target nor any person "related"
(within the meaning of section 1.368-1(e)(4) of the
Regulations) ("Related") (without regard to Treas. Reg.
Section 1.368-1(e)(4)(i)(A)) to it will have acquired Target Shares, either directly or through any transaction, agreement, or arrangement with any other person, with
consideration other than Acquiring Fund Shares or Target
Shares, except for shares redeemed in the ordinary course
of Target's business as a series of an open-end investment
company as required by section 22(e) of the 1940 Act, and
(2) no distributions will have been made with respect to
Target Shares other than normal, regular dividend
distributions made pursuant to Target's historic dividend-
paying practice and other distributions that qualify for
the deduction for dividends paid (within the meaning of
section 561) referred to in sections 852(a)(1) and
4982(c)(1)(A); and
      (o)	Not more than 25% of the value of Target's total
assets (excluding cash, cash items, and U.S. government
securities) is invested in the stock and securities of any
one issuer, and not more than 50% of the value of such
assets is invested in the stock and securities of five or
fewer issuers.
      4.2	The Company's obligation to implement this Plan on
Target's behalf shall be subject to satisfaction of the
following conditions at or before (and continuing through) the
Effective Time:
      (a)	No consideration other than Acquiring Fund Shares
(and Acquiring Fund's assumption of the Liabilities) will
be issued in exchange for the Assets in the Reorganization;
      (b)	Acquiring Fund is not in material violation of,
and the adoption of this Plan and consummation of the Reorganization will not conflict with or materially violate, any provision of Maryland law, the Governing
Documents, or any Undertaking to which the Company, with
respect to Acquiring Fund or on its behalf, is a party or
by which it is bound, nor will such adoption and
consummation result in the acceleration of any obligation,
or the imposition of any penalty, under any Undertaking,
judgment, or decree to which the Company, with respect to
Acquiring Fund or on its behalf, is a party or by which it
is bound;
      (c)	No litigation, administrative proceeding, action,
or investigation of or before any court, governmental body,
or arbitrator is presently pending or, to the Company's
knowledge, threatened against the Company, with respect to Acquiring Fund or any of its properties or assets attributable or allocable to Acquiring Fund, that, if
adversely determined, would materially and adversely affect Acquiring Fund's financial condition or the conduct of its business; and the Company, on Acquiring Fund's behalf, knows of no facts that might form the basis for the
institution of any such litigation, proceeding, action, or investigation and is not a party to or subject to the provisions of any order, decree, judgment, or award of any
court, governmental body, or arbitrator that materially and adversely affects Acquiring Fund's business or its ability to consummate the transactions herein contemplated;
      (d)	Acquiring Fund's Statements at and for the fiscal
year(s) ended December 31, 2007, have been audited by Tait
and are in accordance with GAAP; and such Statements
present fairly, in all material respects, Acquiring Fund's financial condition at such date in accordance with GAAP, and there are no known contingent liabilities of Acquiring
Fund required to be reflected on a balance sheet (including
the notes thereto) in accordance with GAAP at such date
that are not disclosed therein;
      (e)	Since December 31, 2007, there has not been any
material adverse change in Acquiring Fund's financial
condition, assets, liabilities, or business, other than
changes occurring in the ordinary course of business, or
any incurrence by Acquiring Fund of indebtedness maturing
more than one year from the date such indebtedness was
incurred; for purposes of this subparagraph, a decline in
NAV per Acquiring Fund Share due to declines in market
values of securities Acquiring Fund holds, the discharge of Acquiring Fund liabilities, or the redemption of Acquiring
Fund Shares by its shareholders shall not constitute a
material adverse change;
      (f)	All issued and outstanding Acquiring Fund Shares
are, and at the Effective Time will be, duly and validly
issued and outstanding, fully paid, and non-assessable by
the Company and have been offered and sold in every state
and the District of Columbia in compliance in all material
respects with applicable registration requirements of the
1933 Act and state securities laws; and Acquiring Fund does
not have outstanding any options, warrants, or other rights
to subscribe for or purchase any Acquiring Fund Shares, nor
are there outstanding any securities convertible into any
Acquiring Fund Shares;
      (g)	At the Effective Time, all Returns of Acquiring
Fund required by law to have been filed by such time
(including any extensions) shall have been filed and are or
will be correct in all material respects, and all federal
and other taxes shown as due or required to be shown as due
on such Returns shall have been paid or provision shall
have been made for the payment thereof, and to the best of
the Company's knowledge, no such Return is currently under
audit and no assessment has been asserted with respect to
such Returns;
      (h)	Acquiring Fund is a "fund" (as defined in section
851(g)(2)); for each taxable year of its operation
(including the taxable year that includes the Effective
Time), Acquiring Fund has met (or for such year will meet)
the requirements of Subchapter M for qualification as a RIC
and has been (or for such year will be) eligible to and has computed (or for such year will compute) its federal income tax under section 852; Acquiring Fund intends to continue
to meet all such requirements, and to be eligible to and to
so compute its federal income tax, for the next taxable
year; and Acquiring Fund has no earnings and profits
accumulated in any taxable year in which the provisions of Subchapter M did not apply to it;
      (i)	Acquiring Fund is in the same line of business as
Target was in preceding the Reorganization, for purposes of
section 1.368-1(d)(2) of the Regulations, and did not enter
into such line of business as part of the plan of
reorganization; following the Reorganization, Acquiring
Fund will continue, and has no intention to change, such
line of business; and at the Effective Time, (1) at least
33 1/3% of Target's portfolio assets will meet Acquiring
Fund's investment objective, strategies, policies, risks,
and restrictions, and (2) except as contemplated by and
disclosed in the Registration Statement (as defined in
paragraph 4.3(a)), Acquiring Fund has no plan or intention
to change its investment objective or any of its investment strategies, policies, risks, or restrictions after the Reorganization;
      (j)	Following the Reorganization, Acquiring Fund (1)
will continue Target's "historic business" (within the
meaning of section 1.368-1(d)(2) of the Regulations) and
(2) will use a significant portion of Target's "historic
business assets" (within the meaning of section 1.368-
1(d)(3) of the Regulations) in a business; moreover,
Acquiring Fund (3) has no plan or intention to sell or
otherwise dispose of any of the Assets, except for
dispositions made in the ordinary course of that business
and dispositions necessary to maintain its status as a RIC,
and (4) expects to retain substantially all the Assets in
the same form as it receives them in the Reorganization,
unless and until subsequent investment circumstances
suggest the desirability of change or it becomes necessary
to make dispositions thereof to maintain such status;
      (k)	Acquiring Fund has no plan or intention to issue
additional Acquiring Fund Shares following the
Reorganization except for shares issued in the ordinary
course of its business as a series of an open-end
investment company; nor does Acquiring Fund, or any person
Related to it, have any plan or intention to acquire --
during the five-year period beginning at the Effective
Time, either directly or through any transaction,
agreement, or arrangement with any other person -- with consideration other than Acquiring Fund Shares, any
Acquiring Fund Shares issued to the Shareholders pursuant
to the Reorganization, except for redemptions in the
ordinary course of such business as required by section
22(e) of the 1940 Act;
      (l)	There is no plan or intention for Acquiring Fund
to be dissolved or merged into a statutory or business
trust or a corporation or any "fund" thereof (as defined in
section 851(g)(2)) following the Reorganization;
      (m)	Acquiring Fund does not directly or indirectly
own, nor at the Effective Time will it directly or
indirectly own, nor has it directly or indirectly owned at
any time during the past five years, any Target Shares;
      (n)	During the five-year period ending at the
Effective Time, neither Acquiring Fund nor any person
Related to it will have acquired Target Shares with
consideration other than Acquiring Fund Shares;
      (o)	Assuming satisfaction of the condition in
paragraph 4.1(o), immediately after the Reorganization (1)
not more than 25% of the value of Acquiring Fund's total
assets (excluding cash, cash items, and U.S. government
securities) will be invested in the stock and securities of
any one issuer and (2) not more than 50% of the value of
such assets will be invested in the stock and securities of
five or fewer issuers; and
      (p)	The Acquiring Fund Shares to be issued and
delivered to Target hereunder for the benefit of the
Shareholders will have been duly authorized and duly
registered under the federal securities laws (and
appropriate notices respecting them will have been duly
filed under applicable state securities laws) at the
Effective Time and, when so issued and delivered, will be
duly and validly issued and outstanding Acquiring Fund
Shares, fully paid and non-assessable by the Company.
      4.3	The Company's obligation to implement this Plan on
each Fund's behalf shall be subject to satisfaction of the following conditions at or before (and continuing through) the Effective Time:
      (a)	No governmental consents, approvals,
authorizations, or filings are required under the 1933 Act,
the Securities Exchange Act of 1934, as amended, the 1940
Act, or state securities laws for the Company's adoption
and performance of this Plan, except for (1) the filing
with the Commission of a registration statement on Form N-
14 relating to the Acquiring Fund Shares issuable
hereunder, and any supplement or amendment thereto,
including therein a prospectus and proxy statement (the "Registration Statement"), and (2) consents, approvals, authorizations, and filings that have been made or received or may be required subsequent to the Effective Time;
      (b)	The fair market value of the Acquiring Fund
Shares each Shareholder receives will be approximately
equal to the fair market value of its Target Shares it
actually or constructively surrenders in exchange therefor;
      (c)	The Company's management (1) is unaware of any
plan or intention of the Shareholders to redeem, sell, or
otherwise dispose of (i) any portion of their Target Shares
before the Reorganization to any person Related to either
Fund or (ii) any portion of the Acquiring Fund Shares they
receive in the Reorganization to any person Related to
Acquiring Fund, (2) does not anticipate dispositions of
those Acquiring Fund Shares at the time of or soon after
the Reorganization to exceed the usual rate and frequency
of dispositions of shares of Target as a series of an open-
end investment company, (3) expects that the percentage of shareholder interests, if any, that will be disposed of as a result of or at the time of the Reorganization will be de minimis, and (4) does not anticipate that there will be extraordinary redemptions of Acquiring Fund Shares immediately following the Reorganization;
      (d)	To the best of the Company's management's
knowledge, at the record date for Target's shareholders
entitled to vote on approval of this Plan, there was no
plan or intention by its shareholders to redeem, sell,
exchange, or otherwise dispose of a number of Target Shares
(or Acquiring Fund Shares to be received in the
Reorganization), in connection with the Reorganization,
that would reduce their ownership of the Target Shares (or
the equivalent Acquiring Fund Shares) to a number of shares
that was less than 50% of the number of the Target Shares
at such date;
      (e)	The Shareholders will pay their own expenses
(such as fees of personal investment or tax advisers for
advice concerning the Reorganization), if any, incurred in connection with the Reorganization;
      (f)	The fair market value of the Assets on a going
concern basis will equal or exceed the Liabilities to be
assumed by Acquiring Fund and those to which the Assets are
subject;
      (g)	At the Effective Time, there will be no
intercompany indebtedness existing between the Funds that
was issued, acquired, or settled at a discount;
      (h)	Pursuant to the Reorganization, Target will
transfer to Acquiring Fund, and Acquiring Fund will
acquire, at least 90% of the fair market value of the net
assets, and at least 70% of the fair market value of the
gross assets, Target held immediately before the
Reorganization; for the purposes of the foregoing, any
amounts Target uses to pay its Reorganization expenses and
to make redemptions and distributions immediately before
the Reorganization (except (1) redemptions in the ordinary
course of its business required by section 22(e) of the
1940 Act and (2) regular, normal dividend distributions
made to conform to its policy of distributing all or
substantially all of its income and gains to avoid the
obligation to pay federal income tax and/or the excise tax
under section 4982) will be included as assets it held
immediately before the Reorganization;
      (i)	None of the compensation received by any
Shareholder who or that is an employee of or service
provider to Target will be separate consideration for, or
allocable to, any of the Target Shares that Shareholder
held; none of the Acquiring Fund Shares any such
Shareholder receives will be separate consideration for, or allocable to, any employment agreement, investment advisory agreement, or other service agreement; and the compensation paid to any such Shareholder will be for services actually
rendered and will be commensurate with amounts paid to
third parties bargaining at arm's-length for similar
services;
      (j)	Immediately after the Reorganization, the
Shareholders will not own shares constituting "control" (as
defined in section 304(c)) of Acquiring Fund;
      (k)	No expenses incurred by Target or on its behalf
in connection with the Reorganization will be paid or
assumed by Acquiring Fund, the Adviser, or any third party
unless those expenses are solely and directly related to
the Reorganization (determined in accordance with the
guidelines set forth in Rev. Rul. 73-54, 1973-1 C.B. 187)
(the "Reorganization Expenses"), and no cash or property
other than Acquiring Fund Shares will be transferred to
Target or any of its shareholders with the intention that
such cash or property be used to pay any expenses (even Reorganization Expenses) thereof;
      (l)	The aggregate value of the acquisitions,
redemptions, and distributions limited by paragraphs
4.1(n), 4.2(k), and 4.2(n) will not exceed 50% of the value (without giving effect to such acquisitions, redemptions, and distributions) of the proprietary interest in Target at
the Effective Time;
      (m)	All necessary filings shall have been made with
the Commission and state securities authorities, and no
order or directive shall have been received that any other
or further action is required to permit the Company to
carry out the transactions contemplated hereby; the
Registration Statement shall have become effective under
the 1933 Act, no stop orders suspending the effectiveness
thereof shall have been issued, and, to the Company's best knowledge, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened, or contemplated under the 1933 Act or the 1940 Act; the
Commission shall not have issued an unfavorable report with
respect to the Reorganization under section 25(b) of the
1940 Act nor instituted any proceedings seeking to enjoin consummation of the transactions contemplated hereby under section 25(c) of the 1940 Act; and all consents, orders,
and permits of federal, state, and local regulatory
authorities (including the Commission and state securities authorities) the Company deems necessary to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain same would not involve a risk of a
material adverse effect on either Fund's assets or
properties;
      (n)	At the Effective Time, no action, suit, or other
proceeding shall be pending before any court or
governmental agency in which it is sought to restrain or
prohibit, or to obtain damages or other relief in
connection with, the transactions contemplated hereby;
      (o)	The Company shall have called a meeting of
Target's shareholders to consider and act on this Plan and
to take all other action necessary to obtain approval of
the transactions contemplated herein;
      (p)	The Company shall have received an opinion of K&L
Gates LLP ("Counsel") as to the federal income tax
consequences mentioned below (the "Tax Opinion").  In
rendering the Tax Opinion, Counsel may assume satisfaction
of all the conditions set forth in this paragraph 4, may
treat them as representations and warranties the Company
made to Counsel, and may rely as to factual matters,
exclusively and without independent verification, on such representations and warranties and, if Counsel requests, on representations and warranties made in a separate letter addressed to Counsel.  The Tax Opinion shall be
substantially to the effect that, based on the facts and assumptions stated therein and conditioned on consummation of the Reorganization in accordance with this Plan, for
federal income tax purposes:
      (1)	Acquiring Fund's acquisition of the Assets
in exchange solely for Acquiring Fund Shares and its
assumption of the Liabilities, followed by Target's
distribution of those shares pro rata to the
Shareholders actually or constructively in exchange
for their Target Shares, will qualify as a
"reorganization" (as defined in section 368(a)(1)(C)),
and each Fund will be "a party to a reorganization"
(within the meaning of section 368(b));
      (2)	Target will recognize no gain or loss on the
transfer of the Assets to Acquiring Fund in exchange
solely for Acquiring Fund Shares and Acquiring Fund's
assumption of the Liabilities or on the subsequent
distribution of those shares to the Shareholders in
exchange for their Target Shares;
      (3)	Acquiring Fund will recognize no gain or
loss on its receipt of the Assets in exchange solely
for Acquiring Fund Shares and its assumption of the
Liabilities;
      (4)	Acquiring Fund's basis in each Asset will be
the same as Target's basis therein immediately before
the Reorganization, and Acquiring Fund's holding
period for each Asset will include Target's holding
period therefor (except where Acquiring Fund's
investment activities have the effect of reducing or
eliminating an Asset's holding period);
      (5)	A Shareholder will recognize no gain or loss
on the exchange of all its Target Shares solely for
Acquiring Fund Shares pursuant to the Reorganization;
and
      (6)	A Shareholder's aggregate basis in the
Acquiring Fund Shares it receives in the Reorganization will be the same as the aggregate basis in its Target Shares it actually or constructively surrenders in exchange for those Acquiring Fund
Shares, and its holding period for those Acquiring
Fund Shares will include, in each instance, its holding period for those Target Shares, provided the Shareholder holds them as capital assets at the Effective Time.
Notwithstanding subparagraphs (2) and (4), the Tax Opinion may state that no opinion is expressed as to the effect of the Reorganization on the Funds or any Shareholder with respect to any Asset as to which any unrealized gain or loss is required to be recognized for federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) under a mark-to-market system of accounting.

5.	EXPENSES
      All fees payable to governmental authorities for the registration or qualification of the Acquiring Fund Shares distributable hereunder and all transfer agency costs related thereto shall be paid by Acquiring Fund. Subject to satisfaction of the condition contained in paragraph 4.3(k), Target shall bear all other Reorganization Expenses, including
(1) costs associated with obtaining any necessary order of exemption from the 1940 Act, preparing the Registration Statement, and printing and distributing Target's proxy materials and Acquiring Fund's prospectus and (2) legal, accounting, and securities registration fees. Notwithstanding the foregoing, expenses shall be paid by the Fund directly incurring them if and to the extent that the payment thereof by another person would result in such Fund's disqualification as a RIC or would prevent the Reorganization from qualifying as a tax-free reorganization.

6.	TERMINATION
      	The Board may terminate this Plan and abandon the transactions contemplated hereby, at any time before the Effective Time, if circumstances develop that, in its opinion, make proceeding with the Reorganization inadvisable for either Fund.

7.	AMENDMENTS
      	The Board may amend, modify, or supplement this Plan at any time in any manner, notwithstanding Target's shareholders' approval thereof; provided that, following such approval no such amendment, modification, or supplement shall have a material adverse effect on the Shareholders' interests.

8.	MISCELLANEOUS
      8.1	This Plan shall be construed and interpreted in
accordance with the internal laws of the State of Maryland;
provided that, in the case of any conflict between those laws and the federal securities laws, the latter shall govern.
      8.2	Nothing expressed or implied herein is intended or
shall be construed to confer on or give any person, firm, trust, or corporation other than the Funds and their respective
successors and assigns any rights or remedies under or by reason of this Plan.
      8.3	Notice is hereby given that this instrument is adopted
on behalf of the Company's Directors solely in their capacities as directors, and not individually, and that the Company's
obligations under this instrument are not binding on or
enforceable against any of its Directors, officers,
shareholders, or series other than the Funds but are only
binding on and enforceable against the respective Funds'
property.  The Company, in asserting any rights or claims under this Plan on either Fund's behalf, shall look only to the other
Fund's property in settlement of such rights or claims and not to the property of any other series or to such Directors,
officers, or shareholders.
      8.4	Any term or provision of this Plan that is invalid or
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions hereof or affecting the validity or enforceability of any of the terms and provisions hereof in any other jurisdiction.